Exhibit 99.1

Infor Reports Q4 Double Digit Growth

3,000 Net New Customer Wins in FY13 Driven by Launch of 300 New Products

NEW YORK – June 20, 2013 – May marked the end of an exciting fiscal year for Infor, a leading provider of business application software serving more than 70,000 customers. Based on preliminary financial results1, Infor expects its fiscal 2013 Q4 software license fees and subscription revenues to grow approximately 10% in constant currency2 and approximately 9% at actual currency rates compared to its fiscal 2012 Q4. Infor expects Non-GAAP Q4 software license fees and subscription revenues3 to grow approximately 9% at both constant currency and actual rates. These figures were primarily the result of organic growth and product investment.

In addition to strong performance, the quarter also marked Infor’s latest enterprise product release, Infor 10x, introduction of its next-generation social collaboration platform, Infor Ming.le, and record attendance at its annual user conference, Inforum.

“Infor’s growth is outpacing the competition because the market is hungry for another option in enterprise software at the precise time we’re shipping new products that deliver value and innovation. The core business applications market has been stagnant and underserved and we aim to change that.” said Stephan Scholl, President of Infor.

Product Innovation

Core to Infor’s strategy is a laser-focus on innovation. The company has spent over $350 million on research and development in fiscal 2013 and is tracking to deliver more than 300 new products and 11,000 new features, which is an increase of approximately 150 and 100 percent, respectively, from record-levels in 2012. Virtually every product introduced in 2013 has been designed to enhance usability by Hook & Loop, Infor’s in-house design agency based at the company’s Manhattan headquarters.

“Infor has introduced more new products and enhancements in the last 18 months than in the previous five years combined. This inflection point in market share gains for Infor is a direct consequence of over two years of accelerated and unprecedented investment and the freedom to innovate and move quickly” said Duncan Angove, President of Infor. “Our consistent focus on industry-specific applications and collaboration with and proximity to customers are major advantages as competitors race to become infrastructure companies. Our customers are upgrading, some directly into the cloud, retiring customizations, and moving off legacy applications that haven’t kept pace with the rapid changes in the business.”

Among the many products Infor has already introduced in 2013 is Infor 10x, its next-generation enterprise release. These applications feature social, mobile, analytical, and cloud capabilities united with Infor’s industry-leading suite of solutions to make business software flexible, agile and easier to use.

In addition, the company unveiled Infor Ming.le, a social collaboration platform designed to revolutionize the way workers interact with software and with each other. Unlike the social platforms available today, Infor Ming.le is embedded within key systems like ERP, and Human Capital Management (HCM), so employees across all areas of the business can easily and automatically follow documents, assets, machines, people, and processes, to speed and simplify the task at hand.

Regarding Infor Ming.le, Peter Goldmacher of Cowen & Company said, “We believe Infor is coming to market with the right product at exactly the right time.”

Customer Validation

Among the organizations that recently chose Infor are: Adidas, Auckland (NZ) Council, Bausch & Lomb, BMW, the British Heart Foundation, Cargill, Cigna Health, Fairmont Hotels, Flextronics, Gree Electronic Appliances, Gucci, HCA Healthcare, Intel, Pacific Life Insurance, Publix Supermarkets, Raytheon, SABMiller, Sandals Resorts, Saudi Aramco, Ticketmaster, Time Warner Cable, Walgreens, Wells Fargo, Woolworths, and the Cities of Portland, OR and Corpus Christi, TX.

“Though our parent company runs another ERP, DAB group chose Infor because they could provide us with greater manufacturing and sales functionality, a faster implementation, and lower total cost of ownership,” said Enrico Pana, Group IT Manager of DAB group, a global leader in motor-driven water pumps that recently implemented Infor in seven countries across four continents. “Implementing an ERP that manages the complexities of multi-national make-to-order manufacturing in under a year is remarkable; speed is not just marketing, it is something real with Infor.”

Infor also experienced record attendance at its annual user conference, Inforum. Held in Orlando, FL, approximately 6,000 attendees were on-hand as the company unveiled Infor 10x and Infor Ming.le, and demonstrated best practices and techniques in more than 1,200 educational sessions.

About Infor

Infor is fundamentally changing the way information is published and consumed in the enterprise, helping 70,000 customers in 194 countries improve operations, drive growth, and quickly adapt to changes in business demands. Infor offers deep industry-specific applications and suites, engineered for speed, and with an innovative user experience design that is simple, transparent, and elegant. Infor provides flexible deployment options that give customers a choice to run their businesses in the cloud, on-premises, or both. To learn more about Infor, please visit www.infor.com.

Infor customers include:

•	19 of the top 20 aerospace companies

•	12 of the top 13 high tech companies

•	10 of the top 10 pharmaceutical companies

•	84 of the top 100 automotive suppliers

•	23 of the top 50 largest US public hospitals

•	31 of the top 50 industrial distributors

•	26 of the top 35 global retailers

•	5 of the top 9 brewers

Forward-Looking Statements

This press release contains forward-looking statements that state Infor’s intentions, beliefs, expectations, or predictions for the future. Forward-looking statements often include use of the future tense with words such as “will,” “may,” “intends,” “anticipates,” “expects” and similar conditional or forward-looking words and phrases. These forward-looking statements are neither promises nor guarantees, but are only predictions and may differ materially from actual future events or results. Such statements are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Infor undertakes no obligation to update or revise the information contained herein.

Important factors that could cause a material difference between these forward-looking statements and actual events include, among other things: our ability to increase revenues from new license sales and retain existing customers; whether we are able to complete and deliver products and services within required time frames and budgets to meet increasingly competitive customer demands and performance guaranties; risks inherent in fluctuating international currency exchange rates in light of our global operations and the unpredictable effect of geopolitical world and local events; our ability to manage expenses effectively and maintain profitability; our ability to achieve revenue from products and services that are under development; the competitive environment in which we operate and resulting pricing pressures; and whether the anticipated effects and results of our new product offerings and successful product implementation will be realized. These and other potential risks and uncertainties that relate to Infor and its business and operations are summarized in more detail from time to time in our filings with the United States Securities and Exchange Commission. Please refer to Infor’s most recent quarterly and annual reports available through the website maintained by the SEC at www.sec.gov for more information on the risk factors that could cause actual results to differ.

Footnotes:

[1]

Results are preliminary pending completion of Infor’s annual audit and filing of its annual report on Form 10-K. Accordingly, such financial information is subject to risks and uncertainties that may cause actual results to differ materially from those described in this press release.

[2]

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we compare the percent change in the results from one period to another period using constant currency disclosure. To present this information, results for our entities in the fourth quarter of fiscal 2013 reporting in currencies other than the U.S. Dollar are converted into U.S. Dollars at constant exchange rates (i.e. the average rates in effect in the fourth quarter of fiscal 2012) rather than the actual exchange rates in effect during the fourth quarter of fiscal 2013.

[3]

This press release contains certain financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (GAAP). Non-GAAP software license fees and subscriptions revenues include pro forma adjustments to increase software license fees and subscriptions revenues that we would have recognized if we had not adjusted acquired deferred revenues to their fair values as required by GAAP. These non-GAAP disclosures have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of Infor’s results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Infor’s management uses these non-GAAP measures in its analysis of Infor’s performance because it believes these measures are material and will be used as a measure of Infor’s performance by investors.

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For more information:

Dan Barnhardt

Infor

646-336-1731

dan.barnhardt@infor.com

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